EXHIBIT 99.2

                             MODIFICATION AGREEMENT

         This Modification Agreement, entered into as of December 22, 2008, is by and between NETtime Solutions, LLC, an Arizona limited liability company ("NETtime Solutions"), and Tempco, Inc., a Nevada corporation formerly known as NETtime Solutions, Inc. ("Tempco"), acting on behalf of its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company.

                                    RECITALS

         NETtime Solutions and Tempco are parties to a certain Asset Purchase Agreement, entered into as of February 8, 2008 ("the "Asset Purchase Agreement"). NETTime Solutions and Tempco are entering into this Modification Agreement to correct an administrative error in the Asset Purchase Agreement, and to amend the terms of the Asset Purchase Agreement to clarify that to the extent Article VII survived the closing under the Asset Purchase Agreement, it will be deemed to be of no further force and effect as of the date of this Modification Agreement.

                                    AGREEMENT

1. Amendment. The following amendments to the Asset Purchase Agreement are deemed effective as of the date of the Asset Purchase Agreement:

         (i) Section 1.2. Section 1.2 of the Asset Purchase Agreement is hereby amended by deleting the parenthetical that reads: "(the "Assumed Liabilities")".

         (ii) Section 1.4. Section 1.4 of the Asset Purchase Agreement is hereby amended by deleting the word "excluding" from the fourth line and inserting in its place the following phrase: "including without limitation". The parties acknowledge and agree that this amendment states the true intention of the parties that the liabilities and obligations arising out of or relating to the Assets and/or the Business (as those terms are defined in the Asset Purchase Agreement) were assumed by NETtime Solutions as of the closing of the Asset Purchase Agreement, and are to be discharged by NETtime Solutions.

2. Survival of Article VIII. The parties hereby agree that, notwithstanding
Section 10.2 of the Asset Purchase Agreement, the indemnification obligations of Tempco under Article VIII are deemed to have expired as of the date of this Modification Agreement and Article VIII is no longer of force or effect.

3. Miscellaneous.

         (i) Binding Effect. This Modification Agreement is binding on the parties and their respective successors and permitted assigns.

         (ii) Governing Law. This Modification Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona (without regard to its conflicts of law doctrines).

         (iii) Counterparts. This Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become.

         (iv) Entire Agreement. This Modification Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Modificatior Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature page follows]

                                      TEMPCO, INC., a Nevada corporation
                                      (f/k/a NETTIME SOLUTIONS, INC.)


                                      By: /s/ Stanley L. Schloz January 21, 2009
                                      ------------------------------------------
                                      Name: Stanley L Schloz
                                      ----------------------
                                      Its: President
                                      --------------



                                      NETTIME SOLUTIONS, LLC,
                                      an Arizona limited liability company


                                      By: /s/ Bahan Sadegh
                                      --------------------
                                      January 21, 2009
                                      ----------------
                                      Name: Bahan Sadegh
                                      ------------------
                                      Its: President and CEO
                                      ----------------------


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